UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2021

WB Burgers Asia, Inc. FKA “Business Solutions Plus, Inc.”
(Exact name of registrant as specified in its charter)

Nevada	000-56233	00-0000000
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3F K’s Minamiaoyama 6-6-20 Minamiaoyama, Minato-ku, Tokyo 107-0062, Japan	107-0062
(address of principal executive offices)	(zip code)

81-90-6002-4978
(registrant’s telephone number, including area code)

Former Name: Business Solutions Plus, Inc.
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

“We”, “Us”, and or “The Company” refer to WB Burgers Asia, Inc., formerly known as, “Business Solutions Plus, Inc.”

Forward Looking Statements

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties, and assumptions that are difficult to predict. All statements other than statements of historical fact contained in this Current Report, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology. The forward-looking statements made herein are based on the Company’s current expectations. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, its limited operating history, competitive factors in the Company’s industry and market, and other general economic conditions. The forward-looking statements made herein are based on the Company’s current expectations, assumptions, and projections, which could provide to be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

3.02 Unregistered Sales of Equity Securities

As detailed below, under Item 5.03, on July 1, 2021 we filed an amendment to our Articles of Incorporation with the Nevada Secretary of State, resulting in an increase to our authorized shares of common stock from 500,000,000 to 1,500,000,000.

Subsequent to the above action, on or about July 1, 2021, we sold 9,090,909 shares of restricted common stock to SJ Capital Co., Ltd., a Japanese Company, at a price of $0.20 per share of common stock. The total subscription amount paid by SJ Capital Co., Ltd. was approximately $1,818,181.80 or approximately 200,000,000 Japense Yen.

SJ Capital Co., Ltd., is owned and controlled by Senju Pharmaceutical Co., Ltd., a Japanese Company.

Mr. Takeshi Sugisawa, the President of SJ Capital Co., Ltd., authorized the above transaction on behalf of SJ Capital Co., Ltd. Both SJ Capital Co., Ltd., and Senju Pharmaceutical Co., Ltd. are considered non-related parties to the Company.

The proceeds from the above sale of shares are to be used by the Company for working capital.

The aforementioned sale of shares was conducted pursuant to Regulation S of the Securities Act of 1933, as amended ("Regulation S"). The sale of shares was made only to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

A copy of the specimen subscription agreement for the sale of shares to SJ Capital Co., Ltd., is attached herein as exhibit 10.1. This Form 8-K does not purport to include full details and or terms of the sale of shares to SJ Capital Co., Ltd. For full details and terms one should refer to a copy of the Subscription Agreement attached herein as exhibit 10.1

Following the sale of restricted common shares to SJ Capital Co., Ltd., we now have 509,090,909 shares of common stock issued and outstanding as of the date of this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Our majority shareholder, White Knight Co., Ltd., a Japan Company, and our sole Director Mr. Koichi Ishizuka, executed a resolution to ratify, affirm, and approve an amendment to our Certificate of Incorporation, increasing the authorized shares of our common stock from 500,000,000 to 1,500,000,000. The Amendment was filed with the Nevada Secretary of State and has an effective date of July 1, 2021.

The Company believes that this action to increase the authorized shares of available common shares will allow the Company, amongst other things, and if it so chooses, to more easily garner investments from future capital raises through the sale of equity.

Item 8.01 Other Events.

The Company filed a Form 8-K, on June 22, 2021, to disclose an amendment it filed on June 18, 2021 with the Nevada Secretary of State to change its name to WB Burgers Asia, Inc., effective July 2, 2021. Within the aforementioned 8-K, the Company disclosed that, at the time, it was pending a FINRA corporate action to effect the name change to WB Burgers Asia, Inc., and also a ticker symbol change. The FINRA corporate action has been completed as of today’s date.

FINRA announced, on their July 7, 2021 daily list, that the market effective date of our name change, and ticker symbol change, will be effective on July 8, 2021. On July 8, 2021, we will begin trading under the symbol WBBA. The new CUSIP number associated with our common stock, as of the market effective date of July 8, 2021, is 94684P100.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Certificate of Incorporation
10.1	Specimen Subscription Agreement SJ Capital Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

WB Burgers Asia, Inc.

Dated: July 8, 2021	/s/ Koichi Ishizuka
Koichi Ishizuka Chief Executive Officer